Exhibit 99.1

Trans World Corporation Announces Stock Repurchase Program of up to 500,000 Shares of the Company’s Stock

NEW YORK--(BUSINESS WIRE)--November 12, 2012--Trans World Corporation (“TWC” or the “Company”) (OTC: TWOC), a premier owner and operator of casinos and a hotel in Europe, announced today that its Board of Directors has approved a stock repurchase program authorizing the repurchase of up to 500,000 shares of the Company's common stock, $0.001 par value per share (“Common Stock”), over the next 12 months.

The program does not obligate the Company to acquire any particular amount of Common Stock, and it could be modified, extended, suspended or discontinued at any time.

The timing and amount of repurchases will be determined by the Company, based on a variety of factors, including but not limited to, cash on hand, other investment alternatives, financing alternatives, the trading price of the Common Stock, the liquidity of the Common Stock in the market, and other corporate, economic and market conditions. The Company is not obligated to buy any minimum number of shares in any time period or at all, and will be subject to applicable legal requirements including federal and state securities laws. Purchases may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or in privately negotiated transactions. Shares may also be purchased pursuant to a trading plan meeting the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.

Mr. Rami Ramadan, Chief Executive Officer stated, "We are committed to enhancing shareholder value and believe that this repurchase plan demonstrates our continued shared confidence in the long-term prospects of our business and industry. At September 30, 2012, we reported cash and cash equivalents and investments of approximately $7.2 million. Consequently, we believe that this plan is both a prudent use of capital and an additional opportunity to create long-term value for our stockholders. We remain positive about the long-term growth and profitability opportunities that lie ahead of us, and look forward to keeping shareholders apprised of our progress."

As of September 30, 2012, Trans World Corporation had approximately 8.8 million common shares outstanding. Shares purchased by the Company will be retired and returned to the status of authorized but unissued shares of Common Stock.

About Trans World Corporation

Trans World Corporation, founded in 1993, is a publicly traded, US corporation with all of its gaming and hotel operations in Europe. Additional information about TWC and its Czech subsidiaries, American Chance Casinos and Hotel Savannah, can be found at www.transwc.com, www.american-chance-casinos.com and www.hotel-savannah.com.

The press release herein contains certain forward-looking statements and data. For this purpose, any statements and data contained herein that are not historical fact may be deemed to be forward-looking data. Without limiting the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipates,” “estimates,” or “continue” or comparable terminology or the negative thereof are intended to identify certain forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, both known and unknown, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statements or data whether as a result of new information, future events or otherwise.

CONTACT:
Trans World Corporation
www.transwc.com
Jill Yarussi, Manager of Communications
JYarussi@transwc.com
212-983-3355
or
Investor Relations Counsel:
Trans World Corporation
The Equity Group Inc.
www.theequitygroup.com
Adam Prior, Vice President
APrior@equityny.com
212-836-9606
or
Terry Downs, Account Executive
Tdowns@equityny.com
212-836-9615